UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 27, 2025 (January 22, 2025)

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by Everest Group, Ltd. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") on January 22, 2025 (the "Initial 8-K"). The Initial 8-K reported that James Williamson had been appointed President and Chief Executive Officer, effective immediately, and that the terms of Mr. Williamson’s employment will be as set forth in an employment agreement (the "Employment Agreement") to be negotiated in good faith with the Company’s Board of Directors and filed with the Company’s 10-K in February 2025. The sole purpose of this Amendment is to provide an update on the status of the Employment Agreement. No other changes have been made to the Initial 8-K.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company filed its Annual Report for the period ended December 31, 2024 (the "Form 10-K") with the SEC on February 27, 2025. The Employment Agreement was not filed with the Form 10-K because the terms are still subject to finalization. Once the Employment Agreement has been finalized and executed, the Company plans to file a Current Report on Form 8-K with the SEC describing the terms of the Employment Agreement and attaching it as an exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

	By:	/S/ ROBERT J. FREILING
Robert J. Freiling Senior Vice President and Chief Accounting Officer

Dated: February 27, 2025

EXHIBIT INDEX

Exhibit Number	Description of Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)